Exhibit 1.01
Conflict Minerals Report
SunPower Corporation has included this Conflict Minerals Report as an exhibit to its Form SD for 2019 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”). The date of filing of this Conflict Minerals Report is May 28, 2020.
Unless the context indicates otherwise, the term “SunPower” refers to SunPower Corporation and its consolidated subsidiaries, and “Service Provider” refers to the third party retained by SunPower to assist with supplier outreach and data validation of the responses received from suppliers. Some of the compliance activities described in this Conflict Minerals Report were performed by the Service Provider in coordination with SunPower. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.
This Conflict Minerals Report can be found on the SunPower website at:
http://investors.sunpower.com/sec.cfm.
Forward-Looking Statements
This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not historical facts, including, but not limited to, statements concerning the additional steps that SunPower intends to take to mitigate the risk that its necessary 3TG benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, (1) the continued implementation of satisfactory traceability and other compliance measures by SunPower’s direct and indirect suppliers on a timely basis or at all, (2) whether smelters and refiners and other market participants responsibly source 3TG and (3) political, regulatory and economic developments, whether in the Democratic Republic of the Congo (the “DRC”) or an adjoining country (collectively, the “Covered Countries”), the United States or elsewhere. SunPower cautions readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. SunPower undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
Overview; SunPower's Products and Applicability of the Conflict Minerals Rule
SunPower is a leading global energy company dedicated to changing the way our world is powered. We deliver complete solar solutions to residential, commercial, and power plant customers worldwide by offering cutting-edge solar module technology and solar power systems, integrated storage and software solutions that enable customers to effectively manage and optimize their CCOE energy usage and expenses as well as additional services and financial solutions. SunPower products include solar panels and balance of systems components that can include inverters, combiner boxes, racking systems, mechanical and motorized systems, and electrical tracking, monitoring and controller systems. Each of the product areas that SunPower manufactures and contracts to manufacture contains 3TG necessary to the functionality or production of such products. However, 3TG content continues to represent a small portion of the materials content of SunPower’s products.
For a further discussion of SunPower’s products, see its Annual Report on Form 10-K for the fiscal year ended December 29, 2019. The information contained in the Form 10-K is not incorporated by reference into this Conflict Minerals Report or SunPower's Form SD for 2019 and should not be considered part of this Conflict Minerals Report or the Form SD.
SunPower is multiple levels removed from the mining of minerals (3TG or otherwise). SunPower does not make purchases of raw ore or refined minerals directly from smelters or refiners and makes no purchases in the Covered Countries. However, through the efforts described in this Conflict Minerals Report, SunPower seeks to ensure its suppliers are sourcing responsibly.
SunPower does not seek to embargo sourcing of 3TG from the Covered Countries and encourages its suppliers to continue to source 3TG responsibly from the region.

Reasonable Country of Origin Inquiry
To complete the “reasonable country of origin inquiry” (the “RCOI”) required by the Conflict Minerals Rule, SunPower and its Service Provider engaged with suppliers to collect information about the presence and source of 3TG used in products and components supplied to SunPower. For its RCOI, to the extent applicable, SunPower utilized the same processes and procedures as for its due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below), which are discussed later in this Conflict Minerals Report. For 2019, SunPower surveyed 64 suppliers as part of its RCOI.
The results of SunPower’s RCOI are discussed under “Findings Concerning Smelters and Refiners and Country of Origin Information.”
Due Diligence Measures
Design Framework
SunPower utilizes due diligence measures for 3TG that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”). The OECD Guidance established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Application of the framework constitutes a part of the program that SunPower has put in place to help ensure that the 3TG contained in its products are responsibly sourced.
Diligence Program
In furtherance of SunPower’s 3TG due diligence, it performed the due diligence measures discussed below for 2019.
Compliance Team
In support of its compliance efforts, SunPower has a compliance team that is charged with overseeing, implementing and providing feedback on its 3TG compliance strategy. The team consists of staff from SunPower’s operations groups, under executive leadership. The members of the team and selected other internal personnel are familiar with the Conflict Minerals Rule, the OECD Guidance, SunPower’s compliance plan, and the procedures for reviewing and validating supplier responses to SunPower’s inquiries. SunPower also utilized the Service Provider and specialist outside counsel to assist with and/or to advise it on certain aspects of its compliance.

Conflict Minerals Policy; Training Resources; Grievance Mechanism
SunPower maintains a Conflict Minerals Policy. Under the Conflict Minerals Policy, SunPower suppliers are required to acknowledge SunPower’s Supplier Sustainability Guidelines, which incorporates the Conflict Minerals Policy. Under the Conflict Minerals Policy, SunPower reserves the right to request additional documentation from its suppliers regarding the source of any 3TG included in their products. In addition, SunPower reserves the right to ask suppliers to maintain traceability data for a minimum of five years. The Conflict Minerals Policy indicates that SunPower will evaluate its relationships with its suppliers on an ongoing basis to ensure continued compliance with the Conflict Minerals Policy.
The Conflict Minerals Policy is communicated internally to SunPower’s supply chain employees and to suppliers. In addition, the Conflict Minerals Policy is posted on SunPower’s website at https://us.sunpower.com/sites/default/files/media-library/compliance-briefs/cb-sunpower-conflict-minerals-policy.pdf.
In an effort to increase supplier awareness about Conflict Minerals and related regulatory requirements, provide answers to frequently asked questions concerning 3TG mineral tracing, and ultimately improve the accuracy and completeness of supplier responses, suppliers that were part of SunPower’s outreach received access to the Service Provider’s online resources.
SunPower has a grievance mechanism for reporting violations of its Conflict Minerals Policy. The grievance mechanism is available through the Conflict Minerals Policy. Violations may be reported by calling SunPower’s Compliance and Ethics Helpline at 1-866-307-5679 within the United States, or at toll-free numbers provided for twenty additional countries/regions in SunPower’s Code of Business Conduct and Ethics available on its investor relations website at investors.sunpower.com, or by going to SunPower’s reporting website at https://sunpower.alertline.com (for employees outside of Europe), https://sunpowereu.alertline.com (for employees in Europe, except Spain) or https://sunpowersp.alertline.com (for employees in Spain).

Data Collection; Records Storage and Retention
For 2019, SunPower carried out due diligence on parts selected by SunPower within the bills of materials of products that were contracted to be manufactured. The contract manufacturers carried out due diligence for general use parts of products that were contracted to be manufactured, the results of which were reflected in their Conflict Minerals Reporting Templates (collectively, the “CMRTs” and individually, a “CMRT”) furnished to SunPower. SunPower’s outreach included 64 suppliers (the “Suppliers”) that (1) contracted to manufacture products for SunPower which were determined by SunPower to contain or potentially contain 3TG which is necessary to the functionality or production of the products, or (2) provided components, parts, or products which were determined by SunPower to contain or potentially contain necessary 3TG, and which were incorporated into products contracted to be manufactured by SunPower.
SunPower sent the Suppliers a request to submit a CMRT to gather information on the use of 3TG by the Suppliers, the source of the 3TG and the Suppliers’ related compliance procedures. SunPower gave the Suppliers the ability to provide information at a level at which they could most readily assemble the information (i.e., company, product, or user-defined), but required the Suppliers to declare the level of information provided. Following the initial introductions to the program and information request, up to four reminder emails were sent to each non-responsive Supplier requesting survey completion. This outreach was managed by the Service Provider on our behalf. Additional outreach also was conducted by SunPower’s staff on an as-needed basis to further emphasize the importance of suppliers completing the CMRT.
The Service Provider reviewed CMRT responses received from the Suppliers for incomplete responses, potential errors or inaccuracies, lack of consistency, and other flags. If any “quality control” flags were raised, Suppliers were contacted to clarify the concern. If a smelter or refiner was not on the CMRT Smelter Look-up tab list, the Service Provider (a) requested that the Supplier confirm that the listed entity was a smelter or refiner, (b) consulted publicly-available information to attempt to determine whether the identified entity was a smelter or refiner, or (c) attempted to contact the listed entity. If the smelter or refiner was not identified as Conformant (as later defined) or the equivalent by the Responsible Minerals Initiative (the “RMI”), the London Bullion Market Association (the “LMBA”) or the Responsible Jewellery Council (the “RJC”), SunPower or the Service Provider attempted to contact the smelter or refiner to gain more information about its sourcing practices, including countries of origin and transfer, and due diligence procedures.
To the extent that no contact was made with a smelter or refiner identified by a Supplier, SunPower or the Service Provider searched public information to attempt to determine the mine or location of origin of the 3TG processed by the smelter or refiner and whether it obtains 3TG from sources that directly or indirectly finance or benefit armed groups in a Covered Country.

SunPower has an electronic file for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. SunPower stores all supplier CMRTs and documents evidence of identified supplier 3TG sourcing risk. As contemplated by the OECD Guidance, SunPower will maintain these records for at least five years. The Service Provider also is requested to maintain records in its possession for at least five years.
3TG Risk Management
SunPower obtained information on 3TG sourcing risk from a variety of sources, including the Service Provider. SunPower further used the CMRT responses to identify 3TG sourcing risk. Given SunPower’s position in the 3TG supply chain, it believes that this is the most efficient means for identifying 3TG sourcing risk.
Supply chain managers within SunPower worked with the compliance team to identify 3TG sourcing concerns and determine risk mitigation efforts. The compliance team reported aggregated risk findings to and the contents of this Conflict Minerals Report are shared with SunPower’s executive management.
SunPower determines on a case-by-case basis the appropriate risk mitigation strategy for any identified risks. Potential outcomes under SunPower’s risk mitigation strategy include continuing to work with the supplier while risks are addressed or reassessing the relationship with the supplier. Under SunPower’s risk management framework, to the extent that risks require mitigation, SunPower monitors and tracks the performance of the risk mitigation efforts and reports these efforts to appropriate senior oversight personnel.
Utilization of Independent Third-Party Audits
To the extent that smelters or refiners are identified, SunPower primarily utilizes information made available by the RMI concerning independent third-party audits and Conformant status. SunPower also relies on audits performed by the LBMA and the RJC.
Report on Supply Chain Due Diligence
SunPower files a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and makes these filings available on its investor relations website.

Findings Concerning Smelters and Refiners and Country of Origin Information
For 2019, SunPower surveyed 64 suppliers as part of due diligence around 3TG and received 62 CMRTs in response to its outreach. The CMRT declarations received identified 296 smelters and refiners that processed or may have processed 3TG contained in SunPower’s products. Of these 62 CMRT declarations, 35 were company-level, 25 were product-level, and 2 were at a level defined by the Supplier. Due to the number of Suppliers providing company-level declarations, the list of processing facilities disclosed below may over-represent the number of 3TG processing facilities in SunPower’s supply chain.
In brief, as indicated in the table below:

1. 296 smelters and refiners were identified by the Suppliers.
2. 236 smelters and refiners, or 80%, were listed as Conformant by the RMI.
3. 4 smelters or refiners, or less than 1%, were listed as Active.
4. 56 smelters or refiners, or 19%, were listed on the CMRT Smelter Look-up tab only.
In connection with SunPower’s RCOI or due diligence, as applicable, the Suppliers identified to SunPower the facilities listed below as potentially having processed the necessary 3TG contained in SunPower’s in-scope products in 2019 (table information is as of May 15, 2020; see the notes following the table for additional information concerning the information presented in the table)

Metal	Smelter Name	Country Name	Status
Gold	8853 S.p.A.	Italy	Conformant
Gold	Abington Reldan Metals, LLC	United States	On Smelter Look-up Tab Only
Gold	Advanced Chemical Company	United States	Conformant
Gold	African Gold Refinery	Uganda	On Smelter Look-up Tab Only
Gold	Aida Chemical Industries Co., Ltd.	Japan	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	Conformant
Gold	Asahi Pretec Corp.	Japan	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	Conformant
Gold	Asahi Refining USA Inc.	United States	Conformant

Gold	Asaka Riken Co., Ltd.	Japan	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	On Smelter Look-up Tab Only
Gold	AU Traders and Refiners	South Africa	Conformant
Gold	Aurubis AG	Germany	Conformant
Gold	Bangalore Refinery	India	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Conformant
Gold	Boliden AB	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	Conformant
Gold	Caridad	Mexico	On Smelter Look-up Tab Only
Gold	CCR Refinery - Glencore Canada Corporation	Canada	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	Conformant
Gold	CGR Metalloys Pvt Ltd.	India	On Smelter Look-up Tab Only
Gold	Chimet S.p.A.	Italy	Conformant
Gold	Chugai Mining	Japan	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	On Smelter Look-up Tab Only
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	On Smelter Look-up Tab Only
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	On Smelter Look-up Tab Only
Gold	DODUCO Contacts and Refining GmbH	Germany	Conformant
Gold	Dowa	Japan	Conformant
Gold	DS PRETECH Co., Ltd.	Korea	Conformant
Gold	DSC (Do Sung Corporation)	Korea	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	On Smelter Look-up Tab Only
Gold	Fujairah Gold FZC	United Arab Emirates	Conformant
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India	On Smelter Look-up Tab Only

Gold	Geib Refining Corporation	United States	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	On Smelter Look-up Tab Only
Gold	Guangdong Jinding Gold Limited	China	On Smelter Look-up Tab Only
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Heimerle + Meule GmbH	Germany	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	HwaSeong CJ CO., LTD.	Korea	On Smelter Look-up Tab Only
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	On Smelter Look-up Tab Only
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conformant
Gold	Istanbul Gold Refinery	Turkey	Conformant
Gold	Italpreziosi	Italy	Conformant
Gold	Japan Mint	Japan	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	Conformant
Gold	JSC Uralelectromed	Russian Federation	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conformant
Gold	Kaloti Precious Metals	United Arab Emirates	On Smelter Look-up Tab Only
Gold	Kazakhmys Smelting LLC	Kazakhstan	On Smelter Look-up Tab Only
Gold	Kazzinc	Kazakhstan	Conformant
Gold	Kennecott Utah Copper LLC	United States	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	Korea	Conformant

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	On Smelter Look-up Tab Only
Gold	L'azurde Company For Jewelry	Saudi Arabia	On Smelter Look-up Tab Only
Gold	L'Orfebre S.A.	Andorra	Conformant
Gold	Lingbao Gold Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	LS-NIKKO Copper Inc.	Korea	Conformant
Gold	LT Metal Ltd.	Korea	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Marsam Metals	Brazil	Conformant
Gold	Materion	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	Conformant
Gold	Metalor Technologies S.A.	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	United States	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	Conformant
Gold	Mitsubishi Materials Corporation	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	Conformant
Gold	Modeltech Sdn Bhd	Malaysia	On Smelter Look-up Tab Only
Gold	Morris and Watson	New Zealand	On Smelter Look-up Tab Only
Gold	Moscow Special Alloys Processing Plant	Russian Federation	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	On Smelter Look-up Tab Only
Gold	NH Recytech Company	Korea	On Smelter Look-up Tab Only
Gold	Nihon Material Co., Ltd.	Japan	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	Conformant
Gold	OJSC Novosibirsk Refinery	Russian Federation	Conformant
Gold	PAMP S.A.	Switzerland	Conformant
Gold	Pease & Curren	United States	On Smelter Look-up Tab Only
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Planta Recuperadora de Metales SpA	Chile	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conformant
Gold	PX Precinox S.A.	Switzerland	Conformant
Gold	QG Refining, LLC	United States	On Smelter Look-up Tab Only
Gold	Rand Refinery (Pty) Ltd.	South Africa	Conformant
Gold	Refinery of Seemine Gold Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	REMONDIS PMR B.V.	Netherlands	Conformant
Gold	Royal Canadian Mint	Canada	Conformant
Gold	SAAMP	France	Conformant
Gold	Sabin Metal Corp.	United States	On Smelter Look-up Tab Only
Gold	Safimet S.p.A	Italy	Conformant
Gold	SAFINA A.S.	Czech Republic	Active
Gold	Sai Refinery	India	On Smelter Look-up Tab Only
Gold	Samduck Precious Metals	Korea	Conformant
Gold	SAMWON METALS Corp.	Korea	On Smelter Look-up Tab Only
Gold	SAXONIA Edelmetalle GmbH	Germany	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	Spain	Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	On Smelter Look-up Tab Only

Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	Conformant
Gold	Singway Technology Co., Ltd.	Taiwan	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan	Conformant
Gold	Sovereign Metals	India	On Smelter Look-up Tab Only
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	On Smelter Look-up Tab Only
Gold	Sudan Gold Refinery	Sudan	On Smelter Look-up Tab Only
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conformant
Gold	SungEel HiMetal Co., Ltd.	Korea	Conformant
Gold	T.C.A S.p.A	Italy	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	China	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	Conformant
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Tony Goetz NV	Belgium	On Smelter Look-up Tab Only
Gold	TOO Tau-Ken-Altyn	Kazakhstan	Conformant
Gold	Torecom	Korea	Conformant
Gold	Umicore Brasil Ltda.	Brazil	Conformant
Gold	Umicore Precious Metals Thailand	Thailand	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	United States	Conformant
Gold	Valcambi S.A.	Switzerland	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	Conformant
Gold	Yamakin Co., Ltd.	Japan	Conformant

Gold	Yokohama Metal Co., Ltd.	Japan	Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	On Smelter Look-up Tab Only
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conformant
Tantalum	Asaka Riken Co., Ltd.	Japan	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China	Conformant
Tantalum	CP Metals Inc.	United States	Conformant
Tantalum	D Block Metals, LLC	United States	Conformant
Tantalum	Exotech Inc.	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	United States	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China	Conformant
Tantalum	H.C. Starck Co., Ltd.	Thailand	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	Germany	Conformant
Tantalum	H.C. Starck Inc.	United States	Conformant
Tantalum	H.C. Starck Ltd.	Japan	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	Germany	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant

Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET Blue Metals	Mexico	Conformant
Tantalum	LSM Brasil S.A.	Brazil	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	PRG Dooel	Macedonia	Conformant
Tantalum	QuantumClean	United States	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	Telex Metals	United States	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tin	Alpha	United States	Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam	On Smelter Look-up Tab Only

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	On Smelter Look-up Tab Only
Tin	Dowa	Japan	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam	On Smelter Look-up Tab Only
Tin	EM Vinto	Bolivia	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	On Smelter Look-up Tab Only
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	On Smelter Look-up Tab Only
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	China	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	Conformant
Tin	Huichang Jinshunda Tin Co., Ltd.	China	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Conformant
Tin	Metallic Resources, Inc.	United States	Conformant

Tin	Metallo Belgium N.V.	Belgium	Conformant
Tin	Metallo Spain S.L.U.	Spain	Conformant
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	On Smelter Look-up Tab Only
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam	On Smelter Look-up Tab Only
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia	Conformant
Tin	Pongpipat Company Limited	Myanmar	On Smelter Look-up Tab Only
Tin	Precious Minerals and Smelting Limited	India	Active
Tin	PT Artha Cipta Langgeng	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	PT Menara Cipta Mulia	Indonesia	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	PT Refined Bangka Tin	Indonesia	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Rui Da Hung	Taiwan	Conformant
Tin	Soft Metais Ltda.	Brazil	Conformant
Tin	Super Ligas	Brazil	On Smelter Look-up Tab Only
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	Tin Technology & Refining	United States	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam	On Smelter Look-up Tab Only
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	Yunnan Tin Company Limited	China	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant

Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan	Conformant
Tungsten	ACL Metais Eireli	Brazil	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	On Smelter Look-up Tab Only
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders Corp.	United States	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	Conformant
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Conformant
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	On Smelter Look-up Tab Only

Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xianglu Tungsten Co., Ltd.	China	Active
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	Active
Tungsten	Kennametal Fallon	United States	Conformant
Tungsten	Kennametal Huntsville	United States	Conformant
Tungsten	KGETS CO., LTD.	Korea	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Masan Tungsten Chemical LLC (MTC)	Vietnam	Conformant
Tungsten	Moliren Ltd.	Russian Federation	Conformant
Tungsten	Niagara Refining LLC	United States	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conformant
Tungsten	Unecha Refractory Metals Plant	Russian Federation	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Woltech Korea Co., Ltd.	Korea	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Conformant

a)“Conformant” means that a smelter or refiner has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2019 and may not continue to be Conformant for any future period.

b)“Active” means that a smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the on-site assessment. These may be in the pre-assessment, assessment or corrective-action phases of the assessment.

c)“On Smelter Look-Up Tab Only” means that a smelter or refiner is listed on the Smelter Look-up tab list of the CMRT, but is not listed as “Conformant” or “Active.”

d)Smelter or refiner status reflected in the table is based solely on information made publicly available by the RMI, without independent verification by SunPower.

e)Country location is the location of the smelter or refiner and is based solely on information made publicly available by the RMI, without independent verification by SunPower.

Country of Origin Information
SunPower has endeavored to determine the mine or location of origin of the necessary 3TG contained in its in-scope products by requiring that the Suppliers provide it with completed CMRTs and through the other measures described in this Conflict Minerals Report. Where a smelter or refiner has been identified that is not Conformant, SunPower or the Service Provider also has reviewed public information, to the extent available, to try to determine the mine or location of origin of the 3TG processed by the smelter or refiner.
The countries of origin of the newly-mined 3TG processed by smelters and refiners listed above may have included countries listed below (as well as possibly other countries).

Argentina	Kazakhstan	Turkey
Australia	Korea	United Arab Emirates
Austria	Kyrgyzstan	Hungary
Belgium	Laos	Indonesia
Bolivia	Luxembourg	Ireland
Brazil	Malaysia	Israel
Burundi*	Mexico	Italy
Canada	Mongolia	Ivory Coast
Chile	Mozambique	Japan
China	Myanmar	Kazakhstan
Colombia	Namibia	United Kingdom
Czech Republic	Netherlands	United States
Djibouti	Nigeria	Uzbekistan
Democratic Republic of the Congo*	Papua New Guinea	Vietnam
Ecuador	Peru	Zimbabwe
Egypt	Philippines
Ethiopia	Poland
Germany	Portugal
Ghana	Russia
Guinea	Rwanda*
Guyana	Sierra Leone
Hong Kong	Singapore
Hungary	Spain
Indonesia	Suriname
Ireland	Sweden
Italy	Switzerland
Ivory Coast	Taiwan
Japan	Thailand

* Represents a Covered Country.
The 3TG processed by the identified smelters and refiners also may have originated in whole or in part from recycled or scrap sources.
Due Diligence Improvement Measures

SunPower intends to further improve its due diligence measures for 2020 in order to mitigate the risk that the necessary 3TG in its in-scope products benefit armed groups by taking the following steps, among others:
•Continue to alert suppliers when SunPower obtains information that a 3TG smelter or refiner is believed to be irresponsibly sourcing 3TG.
•Request that suppliers who have identified non-Conformant or high-risk smelters require their upstream suppliers to find alternative sources of 3TG or require certification of the smelters and refiners in their supply chains.
•Review our 3TG compliance program for potential additional enhancements, in particular ways to enhance supplier engagement.
The foregoing steps are in addition to the steps that SunPower took for 2019.